Exhibit 99.2

Tellurian Inc. Announces Intention to Delist and Redeem 8.25% Senior Notes Due 2028

Houston, Texas – October 9, 2024 – As previously announced, on October 8, 2024, Tellurian Inc. (“Tellurian”) completed its merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated July 21, 2024, by and among the Tellurian, Woodside Energy Holdings (NA) LLC, a Delaware limited liability company (“Parent”), and Woodside Energy (Transitory) Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Tellurian (the “Merger”), with Tellurian continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent.

In connection with the closing of the Merger, Tellurian announced today that it has notified the NYSE American LLC (“NYSE”) of its intention to voluntarily delist from the NYSE and redeem its 8.25% Senior Notes Due 2028 (CUSIP Number 87968A203) (the “Notes”).

Notice of Intent to Delist Notes

Tellurian intends to file a Notification of Removal from Listing on Form 25 on or about October 21, 2024 (the “Form 25”) with the US Securities and Exchange Commission (“SEC”). As a result, Tellurian expects the delisting of the Notes to become effective on or about October 31, 2024, from which time the Notes will no longer be listed on the NYSE. Tellurian has not made arrangements for the listing and/or registration of the Notes on another national securities exchange or quotation medium.

Notice of Intent to Redeem Notes

Tellurian announced today that it will redeem all of the outstanding Notes on November 8, 2024 (the “Redemption Date”). The redemption price for the Notes is $25.75 per note, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Tellurian has instructed the trustee for the Notes, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to distribute a notice of redemption to all registered holders of the Notes. Redemption with respect to book-entry interests in the Notes represented by global notes will be done in accordance with the standard procedures of The Depository Trust Company.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Tellurian reserves the right, for any reason, to delay any of the filings described above, to withdraw them prior to effectiveness, and to otherwise change its plans in respect of delisting the Notes and the termination of its reporting obligations with respect to the Notes under applicable U.S. federal securities laws in any way.

Cautionary Information About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the intended delisting and redemption of the Notes, the expected timing of the delisting and redemption of the Notes and other statements that concern Tellurian’s expectations, intentions or strategies regarding the future. Known and unknown risks and uncertainties could cause actual results to differ materially from those indicated in the forward-looking statements, including, but not limited to the risks described in Tellurian’s filings with the SEC, including in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2023, filed by Tellurian with the SEC on February 23, 2024, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this report speak as of the date hereof. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.